EXHIBIT 1

                             JOINT FILING AGREEMENT


         The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on this Amendment 8 to
Schedule 13D, in accordance with the provisions of Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended.

Dated: January 15, 2001


                                    THE WILLIS GROUP, LLC


                                    By:      /s/ Mark A. Willis
                                       --------------------------------
                                             Mark A. Willis, President



                                    MARK A. WILLIS


                                             /s/ Mark A. Willis
                                    -----------------------------------


                                    MICHAEL T. WILLIS


                                             /s/ Michael T. Willis
                                    -----------------------------------


                                    JAMES T. HARRIS


                                             /s/ James T. Harris
                                    -----------------------------------


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